UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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WESTELL TECHNOLOGIES, INC.
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WESTELL TECHNOLOGIES, INC.
750 North Commons Drive
Aurora, Illinois 60504
(630) 898-2500

Notice of Annual Meeting of Stockholders
September 11, 2018

Dear Stockholders:

The 2018 Annual Meeting of Stockholders of Westell Technologies, Inc. (the “Company”) will be held at the Company’s Corporate Headquarters, 750 North Commons Drive, Aurora, Illinois 60504 on September 11, 2018 at 10:00 a.m. Central Daylight Time for the following purposes:

1.	To elect the Board nominated slate of six directors;

2.	To ratify the appointment of our independent auditors;

3.	To conduct an advisory vote to approve executive compensation (“Say-on-Pay”); and

4.	To consider any other matters that may properly come before the meeting.
The Board of Directors (the “Board”) urges you to read the accompanying Proxy Statement and recommends that you vote FOR all of the proposed nominees for election to the Board, FOR the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year end March 31, 2019, and FOR the resolution approving, on a non-binding advisory basis, the compensation of our named executive officers.

The Board has fixed the close of business on July 13, 2018, as the record date for determining the stockholders entitled to notice of and to vote at the annual meeting.

Pursuant to the rules promulgated by the Securities and Exchange Commission, we have again elected to furnish proxy materials to our stockholders on the Internet. We believe this allows us to provide our stockholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of our annual meeting. Please review the instructions with respect to each of your voting options as described in the Proxy Statement and the Notice.

Whether or not you plan to attend the meeting, your vote is important and we encourage you to vote promptly. You may vote your shares via a toll-free telephone number or over the Internet. If you received a paper copy of the proxy card by mail, you may also vote by signing, dating and mailing the proxy card in the envelope provided.

By Order of the Board of Directors

Thomas P. Minichiello

Senior Vice President, Chief Financial Officer,
Treasurer and Secretary

July 27, 2018

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON SEPTEMBER 11, 2018: THE WESTELL TECHNOLOGIES, INC. PROXY STATEMENT FOR THE 2018 ANNUAL MEETING OF STOCKHOLDERS AND FISCAL YEAR ENDED MARCH 31, 2018, ANNUAL REPORT ARE AVAILABLE AT www.proxyvote.com.

As used in this Proxy Statement, except as the context otherwise requires, the terms “Westell,” the “Company,” “we,” “our,” “ours,” and “us” refers to Westell Technologies, Inc. and its subsidiaries.

WESTELL TECHNOLOGIES, INC.
750 North Commons Drive
Aurora, Illinois 60504
___________

Proxy Statement for the 2018 Annual Meeting of Stockholders
to be held September 11, 2018
___________

To the Stockholders of
WESTELL TECHNOLOGIES, INC.:
This Proxy Statement is being furnished in connection with the solicitation by the Board of Directors of Westell Technologies, Inc. (“Westell” or the “Company”) of proxies for the Annual Meeting of Stockholders to be held at the Company’s Corporate Headquarters, 750 North Commons Drive, Aurora, Illinois 60504, on September 11, 2018, at 10:00 a.m. Central Daylight Time for the purpose of considering and acting upon the matters specified in the Notice of Annual Meeting of Stockholders accompanying this Proxy Statement. As permitted by Securities and Exchange Commission rules, the Company is making this Proxy Statement and its annual report available to its stockholders electronically via the Internet. On or about August 2, 2018, we expect to mail to our stockholders a Notice containing instructions on how to access this Proxy Statement and our annual report and vote online. If you receive a Notice by mail, you will not receive a printed copy of the proxy materials in the mail. Instead, the Notice instructs you on how to access and review all of the important information contained in the Proxy Statement and annual report. The Notice also instructs you on how you may submit your proxy over the Internet. If you receive a Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials contained on the Notice.
You may vote in person at the meeting or you may vote in advance of the meeting via the Internet, by telephone, or, if you request a paper copy of the proxy materials, by using the proxy card that will be enclosed with those materials.  If you intend to use the proxy card, please mark, date and sign it, and then return it promptly in the postage-paid envelope that comes with the card.  If you intend to vote over the telephone or via the Internet, please follow the instructions on the Notice that you receive.  Those instructions are also available at www.proxyvote.com. You may then access these proxy materials and vote your shares over the Internet or by telephone. The Notice contains a control number that you will need to vote your shares over the Internet or by telephone.
Proxies will be voted as specified. If no directions are specified on a duly submitted proxy, the shares will be voted, in accordance with the recommendations of the Board of Directors, FOR Proposal No. 1 for the election of the six directors nominated by the Board of Directors, FOR Proposal No. 2 to ratify the appointment of independent auditors, FOR Proposal No. 3 to approve the compensation of the Company’s named executive officers (“NEOs”), on an advisory basis, and in accordance with the discretion of the persons appointed as proxies, on any other matter properly brought before the meeting. A proxy may be revoked at any time prior to the voting thereof by written notice to the Secretary of the Company, by submitting a later dated proxy or by attending the meeting and voting in person.
A majority of the outstanding voting power of our Class A Common Stock and Class B Common Stock entitled to vote at this meeting and represented in person or by proxy will constitute a quorum. Abstentions and broker non-votes will be counted as shares present for purposes of determining the presence or absence of a quorum. A quorum is needed for any proposal to be adopted.
The affirmative vote of the holders of a plurality of the voting power of the Class A Common Stock and Class B Common Stock of the Company, voting together as a single class, and represented in person or by proxy at the meeting is required for the election of directors. The affirmative vote of the holders of a majority of the voting power of the Class A Common Stock and Class B Common Stock of the Company, voting together as a single class, represented in person or by proxy at the meeting is required to ratify the appointment of the independent auditors and to approve the advisory vote on the compensation of the NEOs.
If your broker holds your shares in its name and does not receive voting instructions from you, your broker has discretion to vote those shares on the proposal to ratify the appointment of the independent auditors, which is considered a “routine” matter. However, on “non-routine” matters such as the election of directors and Proposal No. 3, your broker must receive voting instructions from you, as it does not have discretionary voting power for these particular items. Therefore, if you are a beneficial owner and do not provide your broker with voting instructions, your shares may constitute broker non-votes with respect to the election of directors and Proposal No. 3. Broker “non-votes” will have no effect on the outcome of the election of directors, or on Proposal No. 3. Abstentions will have the same effect as votes against Proposals No. 2, and No. 3, and will have no impact on the election of directors.
Expenses incurred in the solicitation of proxies will be borne by the Company. Officers of the Company may make additional solicitations in person, by telephone or other communications, without compensation apart from their normal salaries.
The Annual Report on Form 10-K for the fiscal year ended March 31, 2018 (“fiscal year 2018”) accompanies this Proxy Statement. If you did not receive a copy of the report, you may obtain one at the Internet website listed above or by writing to the Secretary of the Company at the address of the corporate headquarters, 750 North Commons Drive, Aurora, Illinois, 60504.
Only holders of record of our Class A Common Stock or Class B Common Stock at the close of business on July 13, 2018, are entitled to vote at the meeting. As of July 13, 2018, we had outstanding 12,138,827 shares of Class A Common Stock and 3,484,287 shares of Class B Common Stock, and such shares are the only shares entitled to vote at the meeting. Each share of Class A Common Stock is entitled to one vote and each share of Class B Common Stock is entitled to four votes on each matter to be voted upon at the meeting.

PROPOSAL NO. 1:
ELECTION OF DIRECTORS

At the Annual Meeting, six directors are to be elected to hold office for terms expiring at the next annual meeting of stockholders. Our Bylaws provide that not less than six nor more than ten directors shall constitute the Board of Directors.
The Board of Directors has no reason to believe that any nominee will be unable or unwilling to serve. It is intended that the proxies will be voted for the election of the nominees listed below. In the unforeseen event that any such nominee is unable to serve, proxies may be voted for another nominee designated by the Board of Directors.
The term of Dennis Harris will expire at the Annual Meeting. The Company thanks Mr. Harris for his service on the Board. Following the expiration of Mr. Harris' term as a director, if elected, Carry Wood will become the chair of the Compensation Committee and Scott Chandler will become a member of the Audit and Compensation Committees.
Nominees for Election for Terms Expiring at the 2019 Annual Meeting
The following table sets forth certain information with respect to the nominees, all of whom are current members of the Board of Directors with the exception of Mr. Chandler.

Name	Age	Principal Occupation and Other Information

Kirk R. Brannock	60
Kirk R. Brannock served as Chairman of Westell's Board of Directors since September 2017. He resumed his role at Westell as Interim President and Chief Executive Officer from November 2017 through May 2018 after serving in that capacity from October 2016 through July 2017. Previously Mr. Brannock served as a member of Westell’s Board of Directors from February 2011 to September 2014. He retired in 2010 from his position as Senior Vice President — Ethernet Deployment at AT&T, a leading provider of voice, video, data and broadband delivery services, after a career spanning more than 30 years. Previously Mr. Brannock served in leadership positions at AT&T, Ameritech and SBC, including Senior Vice President — AT&T National Installation & Maintenance and President — SBC/Ameritech Midwest Network Services. Mr. Brannock holds a Bachelor of Arts in Business Administration from Michigan State University and is currently a Board Member and Treasurer for a Marriott International $42M Cooperative. Mr. Brannock's extensive knowledge of Westell operations and the telecommunications industry along with his other board experience qualify him to serve as the Chairman of the Board.

Scott C. Chandler	57
Scott C. Chandler is the Managing Partner of Franklin Court Partners, LLC, a consulting firm that provides management and financial consulting services, a position he has held since 2002. From 1998 to 2001, Mr. Chandler was Chief Financial Officer and then Senior Vice President for Rhythms Netconnections Inc. (former NASDAQ: RTHM). Mr. Chandler was a member of the senior management team that led this national provider of DSL networking and services prior to the sale of a majority of its assets to MCI Worldcom, now Verizon. From 1996 to 1998, Mr. Chandler served as President and Chief Executive Officer of C-COR Incorporated (former NASDAQ: CCBL), a publicly-traded corporation that, prior to its acquisition in 2007, was a leading supplier of broadband telecommunications equipment. He earned an MBA from the Wharton School of Business at the University of Pennsylvania and a BA from Whitworth University. Mr. Chandler currently serves as a member of the board of directors of PetroShare Corp. (OTCMKTS: PRHR) and several privately-held and non-profit entities and has in the past served as a member of several public company boards, such as Cimetrix Incorporated (OTCMKTS: CMXX), Tollgrade Communications Inc. (NASDAQ: TLGD), and Paradyne Networks Inc. (NASDAQ: PDYN). The Board nominated Mr. Chandler for his experience in the cable and telecom industries, his extensive management and financial experience along with his prior board experience.

Robert W. Foskett(1)	41
Robert W. Foskett has served as a Director of the Company since September 2009. Mr. Foskett is the Managing Partner and Investment Committee Member of Table Mountain Capital LLC, a private investment company, a position he has served since 2006.  Prior to joining Table Mountain Capital LLC, he served from 2002 to 2006 as a Research Director at L.H. Investments, a private investment company. Mr. Foskett holds an MBA from the University of Denver, Daniels College of Business. Mr. Foskett’s investment experience and education qualify him to serve on the Board of Directors and as a member of the Corporate Governance and Nominating Committee.

Robert C. Penny III(1)	65
Robert C. Penny III has served as a Director of the Company since September 1998. He is the owner of Eastwood Land & Cattle, a private business. Mr. Penny’s years of service as a board member and his knowledge of the Company’s business and technology qualify him to serve as a member of the Board of Directors and as the Chair of the Corporate Governance and Nominating Committee.

Cary B. Wood	51
Cary B. Wood has served as a Director of the Company since March 2017. In June 2017, Mr. Wood became President and Chief Executive Officer of Angelica Corporation, a leading provider in the healthcare textile and medical textile processing and services. He currently serves on the Board of Directors of Duravent Corporation, a privately held venting systems firm, since January 2017. Mr. Wood serves as the Chairman of the Compensation and as a member of the Audit Committee of the Board of Directors of Broadwind Energy (NASDAQ: BWEN), a precision manufacturer of structures, equipment and components for clean tech and other specialized applications, since May 2016. Mr. Wood served as Chairman of the Operating Committee and as a member of the Nominating and Corporate Governance Committee of the Board of Directors of Vishay Precision Group, Inc. (NYSE: VPG), an internationally-recognized designer, manufacturer and marketer of resistive foil technology, sensors, and sensor-based systems to niche, industrial applications, from March 2016 to May 2018. Mr. Wood served as President, Chief Executive Officer, and as a member of the Board of Directors of Sparton Corporation (NYSE: SPA), a global manufacturer of complex and regulated electronic services as well as engineering products in the medical, avionics, industrial and defense sectors, from November 2008 until February 2016. From August 2004 until November 2008, Mr. Wood served as Interim Chief Executive Officer, Chief Operating Officer and Group Vice President for Citation Corporation (now known as Grede Holdings, LLC), a privately held manufacturer of innovative metal components for the automotive, industrial and commercial marketplaces. Mr. Wood began his career with General Motors Corporation, followed by a move to United Technologies Corporation where he served in a variety of general management, operations and engineering roles. Mr. Wood received a Bachelor of Science in Technology from Purdue University, a Master of Science in Industrial Operations from the School of Management at Lawrence Technological University, and an MBA in Finance from Loyola University-Chicago. Mr. Wood’s executive experience and his service on public company boards qualify him to serve on the Board of Directors and as a member of the Audit and Compensation Committees.

Mark A. Zorko	66
Mark A. Zorko has served as Director of the Company since January 2017. Mr. Zorko is a principal with executive management and business support services firm Brentwood Advisory Group. In January 2016, Mr. Zorko founded Brentwood 401k, LLC, to provide 401(k) plan advisory services to middle market firms. Mr. Zorko chairs the Nominating and Corporate Governance Committee and serves on both the Audit and Compensation Committees of Perma-Pipe International Holdings, Inc. (NASDAQ:PPIH) (formerly MFRI (NASDAQ: MFRI)), a firm in the piping solutions industry. He was the interim Chief Financial Officer at radiation science and services firm Landauer Inc. (NYSE: LDR), from June 2014 until April 2015. Mr. Zorko served as the CFO of Steel Excel, Inc. (NASDAQ: SXCL), a public energy industry firm, from August 2011 until May 2013. He also served as the interim President and CEO of SXCL's subsidiary Wells Services Ltd. (WSL), a $30-million Steel Excel business, in 2012, and CFO of DGT Holdings (DGTC), a medical imaging firm, from 2006 through 2012. SXCL, WSL and DGTC are all affiliated with Steel Partners Holding, L.P., a publicly traded diversified global holding company. Mr. Zorko was on the Audit Committee for Opportunity International, a microfinance bank, and was on the Finance Committee for the Alexian Brothers Health System. He received an MBA in IT from the University of Minnesota and a Bachelor of Science in Accounting from The Ohio State University.  After completing his MBA, Mr. Zorko began his career as a CPA at Arthur Andersen, and worked his way up via the controllership ranks at Honeywell and Zenith Data Systems in the United States and Europe. He is a Certified Public Accountant and a NACD Board Leadership Fellow. Mr. Zorko's executive experience and his service on public company boards qualify him to serve on the Board of Directors, as the Chair of the Audit Committee, and as a member of the Compensation Committee.

(1)	Mr. Robert W. Foskett is the nephew of Mr. Robert C. Penny III.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR ALL OF THE NOMINEES.

PROPOSAL NO. 2:
RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS

The Audit Committee has appointed Grant Thornton LLP, an independent registered public accounting firm, as auditors for the fiscal year ending March 31, 2019 (“fiscal year 2019”). The Board of Directors and the Audit Committee recommend that stockholders ratify the appointment of Grant Thornton. Although we are not required to do so, the Company believes that it is appropriate to request that stockholders ratify the appointment of Grant Thornton as our independent auditors for fiscal year 2019. If stockholders do not ratify the appointment, the Audit Committee will investigate the reasons for the stockholders’ rejection and reconsider the appointment. Representatives of Grant Thornton will attend the Annual Meeting, will be given the opportunity to make a statement, and will be available to respond to appropriate questions.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF GRANT THORNTON LLP AS OUR INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING MARCH 31, 2019.

PROPOSAL NO. 3:
ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION
Pursuant to the requirements of Section 14A(a)(1) of the Securities Exchange Act of 1934, as amended, the Company is required to submit a proposal to its stockholders for a non-binding advisory vote to approve the compensation of the Company’s NEOs, as disclosed in this Proxy Statement. This proposal, commonly known as a “Say-on-Pay” proposal, gives stockholders the opportunity to express their views on the compensation of our NEOs. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the principles, policies and practices described in this Proxy Statement.

The guiding principles of the Company’s compensation policies and decisions seek to align each executive’s compensation with the Company’s business strategy and the interests of our stockholders while providing incentives to attract, motivate and retain key executives who are important to our long-term success. We structure our programs to discourage excessive risk-taking through a balanced use of compensation vehicles and metrics with a broad goal of delivering sustained growth in long-term stockholder value. Consistent with this philosophy, a significant portion of the total compensation for each of our executives is performance-based and tied directly to the achievement of defined goals, with short-term and long-term compensation provided in cash and forms of equity. The Compensation Committee has full discretion to reduce final payouts for incentive cash compensation. The Compensation Committee and the Board of Directors believe that our compensation design and practices are effective in helping us to achieve our strategic goals.
Accordingly, the Board of Directors recommends that stockholders support the compensation of our NEOs as disclosed in the Compensation Discussion and Analysis, compensation tables and narrative discussion contained in this proxy statement by approving the following advisory resolution:
“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion, is hereby APPROVED.”
Although the say-on-pay vote is advisory and not binding, the Board of Directors and the Compensation Committee
will consider our stockholders’ perspectives and will evaluate whether any actions are necessary to address those perspectives.
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.

CORPORATE GOVERNANCE

Board Leadership Structure and Risk Oversight
The Board believes that its collective experience, knowledge of the Company and familiarity with the industries in which the Company operates, among other things, places the Board in the most favorable position to determine the optimal leadership structure for the Company. The Board does not have a formal policy regarding the separation of the roles of the Chairman of the Board and Chief Executive Officer (“CEO”), as the Board believes it is in the best interest of the Company to make that determination based on the position and direction of the Company and the membership of the Board. In September 2017, Mr. Kirk R. Brannock replaced Mr. Dennis O. Harris as the non-executive Chairman. Mr. Brannock continued in his role of Chairman of the Board while serving as the Company's interim President and Chief Executive Officer from November 2017 through May 2018. Effective May 21, 2018, the Board of Directors selected Alfred S. John as the Company's new President and CEO. Mr. John succeeded Kirk Brannock, who retained the role of Chairman of the Board of Directors. During the term of the interim service of Mr. Brannock, the Board did not appoint a lead independent director given the interim nature of Mr. Brannock's role as President and CEO. The duties of the non-executive Chair include, among others: chairing meetings of the Board and executive sessions, meeting periodically with the CEO and consulting as necessary with management on current significant issues facing the Company; and facilitating effective communication among the CEO and all members of the Board.
The Board, as a whole and through its committees, has responsibility for the oversight of risk management. The Company’s officers are responsible for the day-to-day management of the material risks faced by the Company, including the identification of risks, assessment of economic consequences and tradeoffs, and plans and processes for management or mitigation of risk, as appropriate. In its oversight role, the Board is responsible for assuring that risk management processes designed and implemented by management are adequate and functioning as designed. The Company strategies for each business unit identify key risks and uncertainties that are reviewed by the Board at least annually, and the Board of Directors receives regular updates from management regarding the status of key risks facing the Company.
In addition to the role of the full Board, committees of the Board each oversee certain aspects of risk management. The Audit Committee oversees risk management related to financial and financial reporting matters, including the Company’s system of internal controls. The Compensation Committee oversees risks related to compensation policies and practices. The Corporate Governance and Nominating Committee is responsible for overseeing risks related to corporate governance matters and the director nomination process.
Board Committees
During fiscal year 2018, the Board of Directors had a standing Audit Committee, a Compensation Committee, and a Corporate Governance and Nominating Committee.

The members of the committees since the beginning of fiscal year 2018 are identified in the following table:

Director	Audit	Compensation	Corporate Governance and Nominating
Jeannie Diefenderfer	Member (1)	Chair (1)
Robert W. Foskett			Member
Dennis O. Harris	Member (2)	Member/Chair (2)	Member (2)
Robert C. Penny III			Chair
Cary B. Wood	Member	Member
Mark A. Zorko	Chair	Member (3)

(1)	The term of Ms. Diefenderfer expired at the 2017 Annual Meeting on September 12, 2017.

(2)	Effective September 12, 2017, Mr. Harris was appointed as a Member of the Audit and Corporate Governance and Nominating Committees, and as the Chair of the Compensation Committee.

(3)	Effective September 12, 2017, Mr. Zorko was appointed as a Member of the Compensation Committee.
The Board of Directors held sixteen meetings during fiscal year 2018. Each director attended at least 75% of the aggregate number of meetings held by the Board of Directors and of meetings of Board committees on which he or she served in fiscal year 2018, except Matthew B. Brady, who resigned from the Company and the Board effective December 1, 2017. Following the regularly scheduled Board meeting sessions, the non-employee independent directors routinely conduct separate executive sessions. The Board is authorized to directly engage outside consultants and legal counsel to assist and advise them, as needed.
The Audit Committee
The Audit Committee met nine times in fiscal year 2018. The Audit Committee is a separately designated committee of the Board, established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934. The Audit Committee has direct responsibility for appointing, compensating, retaining and overseeing the work of any independent auditors. The Committee also is responsible for reviewing the plan and scope of the annual audit, reviewing our audit functions and systems of control, reviewing and pre-approving audit and permissible non-audit services, reporting to the full Board of Directors regarding all of the foregoing and carrying out the other responsibilities set forth in its charter. The Board of Directors has determined that Messrs. Wood and Zorko are each an “audit committee financial expert,” as that term is defined in the SEC rules adopted pursuant to the Sarbanes-Oxley Act. The Board of Directors has determined that each current member of the Audit Committee is independent as defined in the NASDAQ listing standards. The Audit Committee charter is available in the corporate governance section under Investor Relations on our website at www.westell.com.
The Compensation Committee
The Compensation Committee met twelve times in fiscal year 2018. In carrying out the Company’s compensation activities, the Compensation Committee is responsible for, among other things, evaluating and setting the compensation for our CEO. Company management is responsible for recommending to the committee the amount of compensation of our other executive officers. On an annual basis, the Compensation Committee approves executive compensation by evaluating base salary, benefits, annual incentive compensation (the “Incentive Plan”) and long-term equity-based incentives. The committee reviews recommendations regarding other executive officers and has the authority to approve or revise such recommendations.  The CEO and other members of management do not participate in deliberations relating to their own compensation.  Under its charter, the Compensation Committee may form and delegate authority to subcommittees as it deems appropriate. For fiscal year 2018, the Compensation Committee reviewed and approved all elements of the compensation packages for each of the Company’s executive officers.
The Compensation Committee has the authority under its charter to hire and pay a fee to consultants and other advisors. As described below in this proxy statement, the services of an independent compensation consultant were used to assist the Compensation Committee in evaluating the Company’s compensation structure and levels and in establishing the Company’s compensation goals and objectives for fiscal year 2018. The Compensation Committee also reviews director compensation with its compensation consultant and has the responsibility for recommending to the Board the level and form of compensation and benefits for directors. The Board of Directors has determined that each of the members, who served on the Compensation Committee in fiscal year 2018, is independent as defined in the NASDAQ listing standards. The Compensation Committee charter is available in the corporate governance section under Investor Relations on our website at www.westell.com.

The Corporate Governance and Nominating Committee
The Corporate Governance and Nominating Committee, which met four times in fiscal year 2018, is responsible for developing the criteria and qualifications for membership on the Board, reviewing and making recommendations to the Board as to whether existing directors should stand for re-election, considering, screening and recommending candidates to fill new or open positions on the Board, recommending Director nominees for approval by the Board and the stockholders, recommending Director nominees for each of the Board’s committees, reviewing candidates recommended by stockholders, and conducting appropriate inquiries into the backgrounds and qualifications of possible candidates. The Corporate Governance and Nominating Committee has the authority under its charter to hire and pay a fee to consultants or search firms to assist in the process of identifying and evaluating director candidates. The Corporate Governance and Nominating Committee charter is available in the corporate governance section under Investor Relations on our website at www.westell.com.
Risk Management
Westell management, the Compensation Committee and the Board of Directors view compensation practices as an important element of Enterprise Risk Management.  It is our intention to create incentive structures that reward longer-term, sustainable growth on a profitable basis and that do not encourage inappropriate risk trade-offs and behaviors.  Additionally, we view compensation as an important element in mitigating risks of losing key executives and employees and the concomitant loss of talent and skill required to operate the business.
Director Nominations
The Corporate Governance and Nominating Committee considers many factors when considering candidates for the Board of Directors and strives for the Board to be comprised of Directors who have a variety of complementary experiences and backgrounds and who represent the broad interests of stockholders as a whole.
Important individual factors for Board members and candidates include strength of character, mature judgment, specialized expertise, relevant technical skills, diversity, appropriate education, broad-based business acumen, and a solid understanding of policy setting and strategy assessment. Depending upon the needs of the Board of Directors from time-to-time, certain factors may be weighed more or less heavily by the Corporate Governance and Nominating Committee.
In considering candidates for the Board of Directors, the Corporate Governance and Nominating Committee considers the entirety of each candidate’s credentials and does not have any specific minimum qualifications that must be met by a recommended nominee. However, the Corporate Governance and Nominating Committee believes that members of the Board of Directors should have high ethical and moral standards, experience and expertise that are relevant to the business, knowledge or interest in our business’ industries and technologies, and sufficient time to devote to Board matters. In addition, the Corporate Governance and Nominating Committee considers independence and whether any candidate has potential conflicts of interest or special interests that could impair his or her ability to effectively represent the interests of all stockholders. In the case of Directors being considered for renomination, the Corporate Governance and Nominating Committee will also take into account the Director’s history of attendance at meetings of the Board of Directors or its committees, the Director’s tenure as a member of the Board of Directors, and the Director’s preparation for and contribution to such meetings. In the case of potential nominees, the Corporate Governance and Nominating Committee also considers the individual committee needs and may evaluate candidates in light of requirements and qualifications applicable to each committee, including SEC, stock exchange and other applicable requirements.
Although there is no formal diversity policy, the Corporate Governance and Nominating Committee also considers the diversity of the candidates, and of the Board of Directors as a whole, based on factors such as business and personal background, and potential contributions to the Board of Directors. The Committee and the Board attempt to ensure that the Board of Directors is comprised of individuals with experience in both complementary and differentiated industries, and representing a variety of disciplines, in order to bring diverse business experience, knowledge and perspectives to the Board of Directors.
Mr. Chandler, a nominee for election as a Director, was initially identified as a director candidate based on his industry experience in the cable and telecom business sectors by Westell's Chief Executive Officer.
Stockholders who wish to suggest qualified candidates should write to the Secretary, Westell Technologies, Inc., 750 North Commons Drive, Aurora, Illinois 60504, specifying the name of any candidates and stating in detail the qualifications of such persons for consideration by the Corporate Governance and Nominating Committee. A written statement from the candidate consenting to be named as a candidate and, if nominated and elected, to serve as a director should accompany any such recommendation. Stockholders who wish to nominate a director for election at an annual meeting of the stockholders must comply with our bylaws regarding stockholder proposals and nominations. See “Proposals of Stockholders” contained herein.
Attendance at Annual Stockholder Meetings
The Company expects all Board members to attend the annual meeting of stockholders, but from time to time, other commitments may prevent a Director from attending the meeting. Five of the six directors serving at that time attended the most recent annual meeting of stockholders, which was held on September 12, 2017.

Director Independence
In general, the Board determines whether a board member is independent by following the corporate governance rules of the NASDAQ Capital Stock Market (“NASDAQ”) and the applicable rules of the Securities and Exchange Commission (“SEC”). Our Board of Directors has determined that each of Messrs. Chandler, Foskett, Penny, Wood and Zorko are “independent” under the NASDAQ and SEC rules. The Board of Directors no longer considers Mr. Brannock to be independent based upon the NASDAQ interpretation which precludes a director from being independent after serving as interim CEO for more than one (1) year. However, the Board of Directors concludes that this relationship has not interfered with Mr. Brannock’s exercise of independent judgment in carrying out his responsibilities as a director, and is helpful. Additionally, Jeannie H. Diefenderfer and Dennis O. Harris, who served on the Board during fiscal 2018, were previously determined to be independent directors. In making independence determinations, the Board considered the registration rights with respect to the shares of common stock held in the Voting Trust that we have granted to Robert C. Penny III, Robert W. Foskett, and Patrick J. McDonough, Jr., as Trustees of the Voting Trust.
Communications with Directors
The Board of Directors has established a process for stockholders to communicate with members of the Board. If a stockholder has any concern, question or complaint regarding any accounting, auditing or internal controls matters, as well as any issues arising under Westell’s Code of Business Conduct or other matters that he or she wishes to communicate to Westell’s Audit Committee or Board of Directors, the stockholder can reach the Westell Board of Directors by mail at Westell Technologies, Inc., Board of Directors, 750 North Commons Drive, Aurora, Illinois 60504. From time to time, the Board of Directors may change the process that stockholders may communicate to the Board of Directors or its members. Please refer to our website at www.westell.com for any changes in this process.
Executive Officers
The following sets forth certain information with respect to our current executive officers.

Name	Age	Position
Alfred S. John	59	President and Chief Executive Officer
Thomas P. Minichiello	59	Senior Vice President, Chief Financial Officer, Treasurer and Secretary
Jesse Swartwood	44	Senior Vice President, Worldwide Sales

Alfred S. John – Alfred S. John has served as President and Chief Executive Officer since May 21, 2018.  Prior to joining Westell, Mr. John served as Executive Vice President of Technology and Operations of Rise Broadband, a provider of fixed wireless services, until 2018. Mr. John started at Rise Broadband in 2015 as the Senior Vice President and General Manager of the Commercial Business Unit. Mr. John previously served as Senior Vice President and Chief Revenue Officer of UNSi, Inc., a next generation voice and data carrier, from 2012 to 2014, and President and CEO of Cheetah Technologies from 2009 to 2012 and American Broadband from 2002 to 2008. Mr. John was also previously in senior management roles at Charter Business Networks and Charter Communications.

Thomas P. Minichiello – Thomas P. Minichiello has served as Senior Vice President and Chief Financial Officer since July 2013 and as Treasurer and Secretary since September 2013. Mr. Minichiello came to Westell from Tellabs, where from 2001 to 2013 he served in various roles, including interim Chief Financial Officer, Vice President of Finance and Chief Accounting Officer, Vice President of Financial Operations, Vice President of Finance for North America, Director of Finance for Tellabs' product divisions, and Controller for the optical networking group. Prior to Tellabs, Mr. Minichiello served in various leadership roles at Andrew Corporation, Phelps Dodge, Otis Elevator, and United Technologies. Mr. Minichiello began his career in the finance organization at Sterling Drug. Mr. Minichiello serves as a Board Member for Sports Field Holding, Inc. (SFHI). Mr. Minichiello holds a Master of Business Administration in Entrepreneurship and Operations Management from DePaul University, a Master of Science in Accounting from the University of Hartford, and a Bachelor of Arts in Economics from Villanova University. Additionally, Mr. Minichiello is a Certified Public Accountant.

Jesse Swartwood - Jesse Swartwood joined Westell in 2005, in connection with the acquisition of HyperEdge, a manufacturer of network service access products, as Regional Sales Vice President with responsibility for the AT&T account and assumed the role of Senior Vice President, Worldwide Sales, in September 2016, and became an executive officer effective January 1, 2017. During his tenure at Westell, Mr. Swartwood served in a number of roles including Vice President, North American Sales. From 1996 to 2005, Mr. Swartwood held various positions including Director and Vice President of Sales at HyperEdge. Mr. Swartwood earned a Bachelor of Arts in Telecom Management from DeVry University and a Bachelor of Arts in Economics and Management and a Bachelor of Arts in Sociology from Beloit College.

Code of Business Conduct
We have adopted a Code of Business Conduct within the meaning of Item 406(b) of Regulation S-K. This Code of Business Conduct applies to all of our directors, officers (including the principal executive officer, the principal financial officer, principal accounting officer and any person performing similar functions) and employees. A copy of this Code of Business Conduct is available on our website and we intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K by posting it on our website (www.westell.com) within four business days after the respective dates of any amendments to, or waivers from, our Code of Business Conduct applicable to our principal executive officer, principal financial officer, principal accounting officer and any person performing similar functions. Copies of the Code of Business Conduct will be provided free of charge upon a written request directed to the Secretary of the Company at the address of the principal executive offices.

OWNERSHIP OF THE CAPITAL STOCK OF THE COMPANY

Directors and Executive Officers
The following table sets forth the beneficial ownership (and the percentages of outstanding shares represented by such beneficial ownership) as of June 30, 2018, of (i) each director and nominee for director, (ii) the individuals named in the “Summary Compensation Table” contained in this proxy statement (the “named executive officers” or “NEOs”) and (iii) all current directors and executive officers as a group. Except as otherwise indicated, we believe that the beneficial owners of the common stock listed below, based on information provided by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Persons, who have the power to vote or dispose of common stock of the Company, either alone or jointly with others, are deemed to be beneficial owners of such common stock.

Name	Number of Class A Shares(1)(2)(3)		Number of Class B Shares (3)		Percent of Class A Common Stock(4)	Percent of Class B Common Stock(4)	Percent of Total Voting Power(4)
Kirk R. Brannock	159,001	(5)	—		1.3%	—	*
Scott C. Chandler	—		—		*	—	*
Robert W. Foskett	33,481		3,484,287	(6) (7)	*	100.0%	53.5%
Dennis O. Harris	35,981		—		*	—	*
Robert C. Penny III	24,731		3,237,878	(7)	*	92.9%	49.7%
Cary B. Wood	14,731		—		*	—	*
Mark A. Zorko	14,731		—		*	—	*
Alfred S. John	—		—		*	—	*
Thomas P. Minichiello	194,483	(8)	—		1.6%	—	*
Jesse Swartwood	37,543		—		*	—	*
Matthew B. Brady	—		—		*	—	*
All Current Directors and Executive Officers as a group (9 Persons)	514,682		3,484,287		4.2%	100.0%	55.4%
_________________
* Less than 1%.

(1)
Includes options to purchase shares that are exercisable within 60 days of June 30, 2018, as follows: Mr. Minichiello: 77,708 shares; Mr. Swartwood 15,000 shares; and all current directors and executive officers as a group: 92,708 shares.

(2)
Includes unvested restricted stock awards where the holder has voting rights but not dispositive rights as follows: Mr. Brannock; 12,231; Mr. Foskett: 9,731 shares; Mr. Harris: 9,731 shares; Mr. Penny: 9,731 shares; Mr. Wood: 9,731 shares; Mr. Zorko 9,731 shares; and all current directors and executive officers as a group: 60,886 shares.

(3)
Class A Common Stock is freely transferable and Class B Common Stock is transferable only to certain transferees but is convertible into Class A Common Stock on a share-for-share basis. Holders of Class A Common Stock have one vote per share and holders of Class B Common Stock have four votes per share.

(4)	Percentage of beneficial ownership and voting power is based on 12,164,858 shares of Class A Common Stock and 3,484,287 shares of Class B Common Stock outstanding as of June 30, 2018.

(5)	103,020 shares are held by Revocable Trust.

(6)
Includes 246,409 shares held in trust for the benefit of Mr. Penny’s children for which Mr. Foskett is trustee and has sole voting and dispositive power. Mr. Foskett disclaims beneficial ownership of these shares.

(7)
Includes 3,237,878 shares of Class B Common Stock held in the Voting Trust Agreement dated February 23, 1994, as amended (the “Voting Trust”), among Robert C. Penny III and certain members of the Penny family. Mr. Penny, Mr. Foskett, and Mr. Patrick J. McDonough, Jr. are co-trustees and have joint voting and dispositive power over all shares in the Voting Trust. Messrs. Penny, Foskett and McDonough each disclaim beneficial ownership with respect to all shares held in the Voting Trust in which they do not have a pecuniary interest. For additional information on the Voting Trust, see the Schedule 13D/A filed with the SEC on May 5, 2015. The Voting Trust contains 953,208 shares held for the benefit of Mr. Penny and 120,656 shares held for the benefit of Mr. Foskett. The address for Messrs. Penny, Foskett and McDonough is Robert W. Foskett, 1035 Pearl St. #400, Boulder, Colorado 80302.

(8)	5,000 shares are held by IRA.

Certain Stockholders
The following table sets forth certain information with respect to each person known by us to be the beneficial owner of five percent or more of either class of the Company’s outstanding common stock, other than Messrs. Penny, Foskett and McDonough whose information is set forth above. The content of this table is based upon the most current information contained in Schedules 13D or 13G filings with the SEC, unless more recent information was obtained.

Name and Address of Beneficial Owner	Number of Class A Shares(2)	Number of Class B Shares(2)	Percent of Class A Common Stock	Percent of Class B Common Stock	Percent of Total Voting Power(3)
Renaissance Technologies LLC (1) 800 Third Avenue New York, NY 10022	1,121,251	—	9.2%	—	4.3%
David C. Hoeft 555 California Street, 40th Floor San Francisco, CA 94104	959,033	—	7.9%	—	3.7%
Cove Street Capital LLC (1) 2101 East El Segundo, Suite 302 El Segundo, CA 90245	726,302	—	6.0%	—	2.8%
Royce & Associates, LP (1) 745 Fifth Avenue New York, NY 10151	627,238	—	5.2%	—	2.4%

(1)
In its capacity as an investment manager, the beneficial owner may be deemed to beneficially own the shares of Class A Common Stock listed in the table. The shares listed in the table are held by the beneficial owner for its own account or for the account of its clients.

(2)
Class A Common Stock is freely transferable and Class B Common Stock is transferable only to certain transferees but is convertible into Class A Common Stock on a share-for-share basis. Holders of Class A Common Stock have one vote per share and holders of Class B Common Stock have four votes per share.

(3)	Percentage of beneficial ownership and voting power is based on 12,164,858 shares of Class A Common Stock and 3,484,287 shares of Class B Common Stock outstanding as of June 30, 2018.
Executive Stock Retention Guidelines/Policy Regarding Pledging and Hedging Shares
The Company has stock retention guidelines applicable to executive officers and directors (the "Covered Individuals"). The Covered Individuals are expected to hold 67% of the shares remaining after payment of the option price and taxes owed upon exercise and/or hold 67% of newly vested shares of restricted stock (or restricted stock units) after the payment of applicable taxes, in each case, for a minimum period of one (1) year following such exercise or vesting. The guidelines provide for certain hardship exceptions.
Our executive officers and directors are prohibited from engaging in hedging transactions. Additionally, our executive officers and directors may not hold Common Stock in a margin account or pledge Common Stock as collateral for a loan, except in very limited circumstances in which the compliance officers for the Company’s trading policies are confident that sufficient other assets are available to satisfy the loan and that the likelihood of the pledged shares being sold is negligible.

SUMMARY COMPENSATION TABLE

The table below summarizes the total compensation earned by each of our NEOs for each of the fiscal years listed.

Name & Principal Position	Year	Salary ($)		Bonus ($)	Stock Awards ($)(1)		Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)		All Other Compensation ($)(2)	Total ($)
Kirk R. Brannock Former Interim President and CEO	2018	226,048	(3)	—	332,186	(4)	—	—		500	558,734
	2017	150,383	(5) (6)	—	110,318		—	—		500	261,201
Matthew B. Brady Former President and CEO	2018	143,859	(7)	—	244,800		141,490	—		—	530,149
Thomas P. Minichiello Senior Vice President, CFO, Treasurer and Secretary	2018	300,000		—	52,500		—	144,000	(8)	1,000	497,500
	2017	294,231	(6)	—	233,500		75,192	45,000	(9)	3,915	651,838
Jesse Swartwood Senior Vice President, Worldwide Sales	2018	200,000		—	56,000		—	88,000	(8)	1,000	345,000

(1)
Represents the fair value of the award on the grant date, computed in accordance with ASC 718. A discussion of the assumptions used in calculation of these values may be found in footnote 8 to our audited financial statements of the Company’s 2018 Annual Report on Form 10-K filed with the Securities and Exchange Commission on May 25, 2018 which accompanies this Proxy Statement. For awards containing a performance-based vesting condition, the value reported in the table above reflects the grant date probable outcome of the performance condition, which assumes earning 100% of the targeted amount. In fiscal year 2017, Mr. Brannock earned 56,250 shares or 100% of the targeted amount.

(2)	All other compensation consists of Company 401(k) match.

(3)	Represents Mr. Brannock’s salary ($340,000 per annum) from April 1, 2017 through July 17, 2017 and from October 16, 2017, through March 31, 2018. Also, includes $12,021 of Board fees.

(4)	Includes $36,448 for a restricted stock award for services as a Director.

(5)	Represents Mr. Brannock’s salary ($340,000 per annum) from his hire date of October 17, 2016, through March 31, 2017.

(6)	The salary reduction in 2017 was part of the Company's Temporary Salary Adjustment initiative in the fourth quarter of fiscal year 2017.

(7)	Represents Mr. Brady’s salary ($340,000 per annum) from his hire date of July 17, 2017, through December 1, 2017, his termination date.

(8)
The bonus plan is a performance-based plan that provides for cash-based awards tied to the achievement of our quarterly and annual financial objectives. For fiscal 2018, the cash bonus payouts were based on non-GAAP operating profit results as compared to plan targets. The actual amount paid was 80% of the NEO’s target bonus.

(9)	Represents the cash bonus payout under a fiscal 2017 performance-based plan.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The table below includes certain information with respect to outstanding equity awards held by each of the NEOs as of March 31, 2018.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)		Market Value of Shares or Units of Stock that Have Not Vested ($) (1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)(1)
Kirk R. Brannock						12,231	(2)	40,974
Matthew B. Brady (3)
Thomas P. Minichiello	22,500			10.22	07/17/2020
	18,750	18,750	(4)	4.74	05/01/2022
	13,541	27,084	(5)	4.64	04/01/2023
						1,875	(6)	6,281
						18,750	(7)	62,812
						27,084	(8)	90,731
						18,750	(9)	62,812
Jesse Swartwood	2,500	1,250	(10)	4.70	09/18/2022
	12,500	25,000	(11)	2.16	09/06/2023
						1,250	(12)	4,187
						16,667	(13)	55,834
						20,000	(9)	67,000

(1)
The market value is calculated by multiplying the number of shares that have not vested by $3.35, the closing price of the Class A Common Stock as of March 29, 2018, the last trading day before March 31, 2018.

(2)	Restricted stock award vests 100% on September 12, 2018.

(3)	Mr. Brady forfeited all unvested equity awards upon his December 1, 2017 termination.

(4)	Non-qualified stock option award vests in equal annual installments of 25% per year commencing on May 1, 2016.

(5)	Non-qualified stock option award vests in equal annual installments of 33% per year commencing on April 1, 2017.

(6)	Restricted stock award unit vests in equal annual installments of 25% per year commencing on April 1, 2015.

(7)	Restricted stock unit award vests in equal annual installments of 25% per year commencing on May 1, 2016.

(8)	Restricted stock unit award vests in equal annual installments of 33% per year commencing on April 1, 2017.

(9)	Restricted stock unit award vests in equal annual installments of 33% per year commencing on April 1, 2018.

(10)	Non-qualified stock option award vests in equal annual installments of 33% per year commencing on September 18, 2016.

(11)	Non-qualified stock option award vests in equal annual installments of 33% per year commencing on September 6, 2017.

(12)	Restricted stock unit award vests in equal annual installments of 33% per year commencing on September 18, 2016.

(13)	Restricted stock unit award vests in equal annual installments of 33% per year commencing on September 6, 2017.
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The following tables summarize the estimated value of potential payments to each of our named executive officers under existing contracts, agreements, plans or arrangements assuming the triggering event or events indicated occurred on March 31, 2018.

Kirk R. Brannock
Former Interim President and CEO
Mr. Brannock did not have an employment agreement with us.  In the event of termination without cause or for good reason following a change in control of the Company, unvested equity awards held by Mr. Brannock will become immediately vested. The market value of the stock awards of Mr. Brannock that would vest, using the closing price of the Company’s common stock as of the last business day of fiscal year 2018, is $40,974. On May 20, 2018, Mr. Brannock concluded his role as Interim President and CEO, but continued to serve as the Chairman of the Board, which did not result in any cash payments or vesting acceleration.

Thomas P. Minichiello
Senior Vice President, Chief Financial Officer, Treasurer and Secretary
The following table shows the potential payments to Mr. Minichiello upon termination or in connection with a change in control assuming a March 31, 2018 triggering event.

	Termination without Cause or for Good Reason following a change in control ($)	Change in Control without Termination ($)	Termination for Good Reason ($)	Termination without Cause ($)
Cash Compensation	756,000	—	516,000	516,000
Health Benefits	23,295	—	23,295	23,295
Stock Option Vesting Acceleration (1)	—	—	—	—
Stock Award Vesting Acceleration (2)	222,636	—	—	—
Total	1,001,931	—	539,295	539,295

(1)
The market value is calculated by multiplying the number of options that have not vested by the difference between $3.35, the closing price of the Class A Common Stock as of the last business day of fiscal year 2018, less the strike price of the option.

(2)	The market value is calculated by multiplying the number of shares that have not vested by $3.35, the closing price of the Class A Common Stock as of the last business day of fiscal year 2018.
Under the terms of Mr. Minichiello’s employment agreement, if we terminate Mr. Minichiello’s employment without cause or if Mr. Minichiello resigns for good reason, he will be entitled to receive as severance one year’s base salary (150% of base salary following a change in control), one year target bonus (150% of the target bonus following a change in control), continued health benefits at employee rates for one year, and a pro rata portion of his bonus based upon the actual bonus that would have been earned, as applicable, for the fiscal year in which the termination occurs.
Mr. Minichiello is subject to a non-competition covenant during the term of his employment and for an additional one year period if, following termination of his employment with the Company, he is entitled to receive severance or if the Company elects to pay him severance even if he would not otherwise be entitled to such payments. Mr. Minichiello is subject to a non-solicitation covenant with respect to the Company’s employees for one year following termination of his employment whether or not he is entitled to severance pay.
In the event of termination without cause or for good reason following a change of control, unvested outstanding equity awards as of the date of termination will become immediately vested, pursuant to their express terms.
To be consistent with the Company's current policy of not entering into employment agreements with Executive Officers and employees, Westell has taken steps towards eliminating one remaining employment agreement. Mr. Minichiello was notified on July 5, 2017, that to unify Company practices and provide consistency, that effective July 5, 2019, the current employment agreement would no longer be in effect. This notice has no effect on Mr. Minichiello's compensation, title, status, authority, responsibilities, or location of work, but simply that the employment agreement is no longer in effect after the two year notice period has expired.
Jesse Swartwood
Senior Vice President, Worldwide Sales
The following table shows the potential payments to Mr. Swartwood upon termination or in connection with a change in control assuming a March 31, 2018 triggering event.

	Termination without Cause following a change in control ($)	Change in Control without Termination ($)	Termination for Good Reason ($)	Termination without Cause ($)
Cash Compensation	100,000	—	—	100,000
Health Benefits	10,826	—	—	10,826
Stock Option Vesting Acceleration (1)	29,750	—	—	—
Stock Award Vesting Acceleration (2)	127,021	—	—	—
Total	267,597	—	—	110,826

(1)
The market value is calculated by multiplying the number of options that have not vested by the difference between $3.35, the closing price of the Class A Common Stock as of the last business day of fiscal year 2018, less the strike price of the option.

(2)	The market value is calculated by multiplying the number of shares that have not vested by $3.35, the closing price of the Class A Common Stock as of the last business day of fiscal year 2018.
Under the terms of Mr. Swartwood’s severance agreement, if we terminate Mr. Swartwood’s employment without cause, he will be entitled to receive as severance six months base salary and continued health benefits at employee rates for six months.

Mr. Swartwood is subject to a non-competition covenant during the term of his employment and for an additional one year period if, following termination of his employment with the Company, he is entitled to receive severance or if the Company elects to pay him severance even if he would not otherwise be entitled to such payments. Mr. Swartwood is subject to a non-solicitation covenant with respect to the Company’s employees for one year following termination of his employment whether or not he is entitled to severance pay.
In the event of termination without cause following a change of control, unvested outstanding equity awards as of the date of termination will become immediately vested, pursuant to their express terms.
Matthew B. Brady
Former President and Chief Executive Officer
Mr. Brady did not have an employment agreement with us.  In the event of termination without cause or for good reason following a change in control of the Company, unvested equity awards held by Mr. Brady would have become immediately vested. On December 1, 2017, Mr. Brady terminated employment with us. Mr. Brady forfeited all unvested equity awards upon termination.
DIRECTOR COMPENSATION

The annual retainer for all non-employee directors is $36,000. Annual retainers for committee chairpersons are as follows: Chairman of the Board (if non-employee) -$20,000; Chair of the Audit Committee-$10,000; and Chair of the Compensation Committee-$10,000. Annual retainers for the members of committees are as follows: Member of the Audit Committee-$5,000; and Member of the Compensation Committee-$5,000. There is no separate compensation for meeting attendance. In addition, all directors may be reimbursed for certain expenses incurred in connection with attendance at Board and committee meetings. Directors who are employees of the Company do not receive additional compensation for service as directors. In addition, non-employee directors are eligible to receive awards under the 2015 Omnibus Incentive Compensation Plan. Effective September 12, 2017, on a director’s initial appointment date, non-employee directors are each granted 2,500 restricted shares with an annual grant thereafter based on a target grant date value of $29,000 to be granted upon election to the Board of Directors at the Annual Meeting of Stockholders, with the award vesting on the first anniversary date of the grant.
Director Summary Compensation Table
The following table details the total compensation for non-employee directors for fiscal year 2018.

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)(3)	Total ($)
Kirk R. Brannock	—	—	—
Jeannie H. Diefenderfer(4)	23,005	—	23,005
Robert W. Foskett(5)	36,000	28,998	64,998
Dennis O. Harris(5)	55,510	28,998	84,508
Robert C. Penny III(5)	36,000	28,998	64,998
Cary B. Wood(6)	46,000	28,998	74,998
Mark A Zorko(6)	47,897	28,998	76,895

(1)
Mr. Brannock, our Chairman and former interim President and CEO, is not included in this table as compensation received by Mr. Brannock is shown in the Summary Compensation Table. While Mr. Brannock was an employee of the Company, he received no additional compensation for his service as director. Mr. Brannock’s equity holdings as of March 31, 2018 are presented in the Outstanding Equity Awards at Fiscal Year-End table. Additionally, Mr. Brady, our former Director and former Chief Executive Officer, is not included in this table because he was an employee of the Company and received no additional compensation for his service as director. The compensation received by Mr. Brady as our employee is shown in the Summary Compensation Table. Mr. Brady’s equity holdings as of March 31, 2018 are presented in the Outstanding Equity Awards at Fiscal Year-End table.

(2)
The values reflect the aggregate grant date fair value as determined under ASC 718. Assumptions used in the calculation of these amounts are included in footnote 8 to the Company’s audited financial statements for fiscal year 2018 included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on May 25, 2018.

(3)	The equity portion of the annual grant to directors vests annually on the date of grant over a one-year period.

(4)	Ms. Diefenderfer's term as a director expired at the 2017 Annual Meeting on September 12, 2017. As of March 31, 2018, Ms. Diefenderfer had no shares of unvested restricted stock.

(5)	As of March 31, 2018, the director had 10,356 shares of unvested restricted stock.

(6)	As of March 31, 2018, the director had 9,731 shares of unvested restricted stock.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of March 31, 2018, with respect to shares of our Class A Common Stock that may be issued under equity compensation plans.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (#)(1)	Weighted-average exercise price of outstanding options, warrants and rights ($)(2)	Number of securities remaining available for future issuance (excluding securities reflected in the first column) (#)
Equity compensation plans approved by security holders (3)	716,386	4.87	1,131,957
Equity compensation plans not approved by security holders	—	—	—
Total	716,386	4.87	1,131,957

(1)	Includes outstanding options and RSUs.

(2)	Represents weighted-average exercise price of outstanding options.

(3)	All amounts in this row relate to the 2015 Omnibus Incentive Compensation Plan.
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

We do not currently have written policies and procedures with respect to the approval of related-party transactions. Our practice with respect to related-party transactions has been that all transactions between the Company and any related person will be reviewed and approved by the Audit Committee. All proposed related-party transactions are generally reported to senior management, who assist in gathering the relevant information about the transaction, and present the information to the Audit Committee. The Audit Committee then determines whether the transaction is a related party transaction and approves, ratifies, or rejects the transaction.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers and directors and persons who beneficially own more than 10 percent of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Based on a review of documents in our possession and on written representations from reporting persons, we believe that during fiscal year 2018, all such persons filed on a timely basis all reports required by Section 16(a) of the Securities Exchange Act of 1934.

AUDIT COMMITTEE REPORT

The Audit Committee oversees our financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report on Form 10-K with management, including a discussion of the quality, not just the acceptability, of the accounting principles; the reasonableness of significant judgments; and the clarity of disclosures in the financial statements.

The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of our accounting principles and such other matters as are required to be discussed with the Committee under Public Company Accounting Oversight Board (PCAOB) Auditing Standard No. 16, Communications with Audit Committees. In addition, the Committee discussed with the independent auditors the auditors’ independence from management and the Company, including the matters in the written disclosures required by Rule 3526 of the PCAOB, Communicating with Audit Committees Concerning Independence, and considered the compatibility of non-audit services with the auditors’ independence.
The Audit Committee discussed with our independent auditors the scope and plans for their audit. The Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, and the overall quality of our financial reporting.

The Audit Committee has reviewed with the Company’s internal audit function the evaluation of the Company’s internal controls and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended March 31, 2018, for filing with the SEC. The Audit Committee and the Board have also recommended that stockholders ratify the selection of Grant Thornton as our independent auditors for fiscal year 2019.

During fiscal year 2018, management documented, tested and evaluated internal controls pursuant to the requirements of the Sarbanes-Oxley Act of 2002. Management and the internal audit function kept the Audit Committee apprised of our progress. Management has provided the Audit Committee with a report on the effectiveness of internal controls.

The Audit Committee is governed by a charter, which is available in the corporate governance section under Investors Relations on our website at www.westell.com. The Board of Directors has determined that Mr. Wood and Mr. Zorko each qualify as an “audit committee financial expert” as defined under Regulation S-K and that all audit committee members are “independent” as the term is used in the NASDAQ listing standards applicable to audit committee members.

Respectfully Submitted By:

The Audit Committee

Mark A. Zorko (Chair)
Dennis O. Harris
Cary B. Wood

Fees to the Company’s Auditors

Set forth below is a summary of certain fees paid to our independent auditors, Grant Thornton LLP, for services for the fiscal years 2018 and 2017, respectively.

Fee Category	Fiscal 2018	Fiscal 2017
Audit Fees	$435,000	$479,000
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total	$435,000	$479,000

Audit Fees

Audit fees were for professional services rendered in connection with the audit of our annual financial statements set forth in our Annual Reports on Form 10-K and the review of our quarterly financial statements set forth in our Quarterly Reports on Form 10-Q.

Approval of Services Provided by Independent Registered Public Accounting Firm

The Audit Committee has considered whether the services provided under other non-audit services are compatible with maintaining the auditor’s independence and has determined that such services are compatible. The Audit Committee has adopted policies and procedures for pre-approving all non-audit work performed by the external auditors. The Committee will annually pre-approve services in specified accounting areas. The Committee also annually approves the budget for the annual generally accepted accounting principles (GAAP) audit.
PROPOSALS OF STOCKHOLDERS

A stockholder proposal to be included in our Proxy Statement and presented at the 2019 Annual Meeting must be received at our executive offices, 750 North Commons Drive, Aurora, Illinois 60504, no later than April 4, 2019, for evaluation as to inclusion in the Proxy Statement in connection with such meeting.
Stockholders wishing to nominate a director or bring a proposal before the 2019 Annual Meeting (but not include the proposal in our Proxy Statement) must cause written notice of the proposal to be received by the Secretary of the Company at our principal executive offices in Aurora, Illinois, no later than July 13, 2019, as well as comply with certain provisions of the Company’s bylaws. In order for a stockholder to nominate a candidate for director, such notice must describe various matters regarding the nominee and the stockholder giving the notice, including such information as name, address, occupation and shares held. In order for a stockholder to bring other business before a stockholders meeting, the notice for such meeting must include various matters regarding the stockholder giving the notice and a description of the proposed business. These requirements are separate from and in addition to the requirements a stockholder must meet to have a proposal included in our Proxy Statement.
FINANCIAL INFORMATION

We have furnished financial statements to stockholders in the 2018 Form 10-K, which accompanies this Proxy Statement. In addition, we will promptly provide, without charge to any stockholder, on the request of such stockholder, an additional copy of the 2018 Form 10-K. Written requests for such copies should be directed to Westell Technologies, Inc., Attention: Thomas P. Minichiello, Chief Financial Officer, 750 North Commons Drive, Aurora, Illinois 60504; telephone number (630) 898-2500.

OTHER MATTERS TO COME BEFORE THE MEETING

The Board of Directors knows of no other business that may come before the annual meeting. However, if any other matters are properly presented to the meeting, the persons named in the proxies will vote upon them in accordance with their best judgment.

By Order of the Board of Directors
Thomas P. Minichiello
Senior Vice President, Chief Financial Officer,
Treasurer and Secretary

Date: July 27, 2018

WESTELL TECHNOLOGIES, INC.
c/o BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC.
P. O. BOX 1342
BRENTWOOD, NY 11717

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time, September 10, 2018. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time, September 10, 2018. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

For All	Withhold All	For All Except
☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

1. Election of Directors

Nominees

01 Kirk R. Brannock 02 Scott C. Chandler 03 Robert W. Foskett 04 Robert C. Penny III 05 Cary B. Wood
06 Mark A. Zorko

The Board of Directors recommends you vote FOR proposals 2 and 3.

		For	Against	Abstain
2	Company proposal to ratify the appointment of independent auditors.	☐	☐	☐
3	Company proposal to approve, on an advisory basis, our executive compensation.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

For address change/comments, mark here. ☐
(see reverse for instructions)

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000385539_1 R1.0.1.17

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Form 10-K are available at www.proxyvote.com

WESTELL TECHNOLOGIES, INC.
Annual Meeting of Stockholders
September 11, 2018 10:00 AM CDT
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Alfred S. John and Thomas P. Minichiello, and each of them, proxies with the powers the undersigned would possess if personally present, and with full power of substitution, to vote all Class A Common Stock and/or Class B Common Stock held of record by the undersigned in Westell Technologies, Inc., upon all subjects that may properly come before the annual meeting, and at any adjournments thereof, including the matters described in the proxy statement furnished herewith, subject to any directions indicated on the reverse side of this card. The votes entitled to be cast by the undersigned will be cast in the direction of the proxy holders on any other matter that may properly come before the meeting and any adjournment thereof.

The undersigned hereby revokes any proxy heretofore given and acknowledges receipt of the proxy statement for the annual meeting.

This proxy, when properly executed will be voted in the manner directed by the undersigned. If no direction is made, this proxy will be voted by the proxies "FOR ALL" nominees named in Proposal 1, "FOR" Proposals 2 and 3 and in their discretion on any other matters properly brought to a stockholder vote at the meeting.

Address change/comments:

____

____

____

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

0000385539_2 R1.0.1.17